Power of Attorney

The undersigned, George H. Hepburn III, hereby

constitutes and appoints Pamela R. Schneider,

Mark A. Gerard, Russell E. Causey and James C. Gari

and each of them, as the undersigned's true and

lawful attorney-in-fact and agent, with full power

of substitution and resubstitution, for the

undersigned and in the undersigned's name, place

and stead, to sign any and all SEC statements of

beneficial ownership of securities on Forms 3, 4

and 5 as required under Section 16(a) of the

Securities Exchange Act of 1934 and the rules

thereunder as an officer and/or director of APAC

Customer Services, Inc. (the "Company"), and to

file the same therewith, with the power and authority

to do and perform each act and thing requisite and

necessary to be done under said Section 16(a), as

fully to all intents and purposes as the undersigned

might or could do in person, hereby ratifying and

confirming all that said attorney-in-fact may

lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at

the request of the undersigned, are not assuming,

nor is the Company assuming, any of the undersigned's

responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

A copy of this Power of Attorney shall be filed with

the Securities and Exchange Commission.  The

authorization set forth above shall continue in full

force and effect until the undersigned is no longer

required to file Forms 3, 4 and 5 with respect to the

Company's securities, unless earlier revoked by

written instructions to the attorney-in-fact.

Dated 9/9/05

/s/George H. Hepburn III

Sr. Vice President, Chief Financial Officer